UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

Airgas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(610) 687-5253

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced on November 17, 2015, Airgas, L’Air Liquide S.A. (“Air Liquide”) and AL Acquisition Corporation (“Merger Sub”) signed an Agreement and Plan of Merger pursuant to which Merger Sub will be merged with and into Airgas (the “Merger”). The Merger was completed on May 23, 2016.

In accordance with the provisions of a supplemental indenture, dated as of May 9, 2016, incorporating certain amendments to the indenture, dated as of May 27, 2010, between Airgas and U.S. Bank National Association, as trustee, as amended and supplemented from time to time (the “Indenture”), governing Airgas’s outstanding $325,000,000 1.650% notes due 2018, $275,000,000 2.375% notes due 2020, $400,000,000 3.050% notes due 2020, $250,000,000 2.900% notes due 2022 and $300,000,000 3.650% notes due 2024, Air Liquide elected to provide, by way of a further supplemental indenture, dated as of May 23, 2016 (the “Supplemental Indenture”), an unconditional guarantee of Airgas’s payment obligations under the Indenture and all notes issued thereunder.

As a result of the issuance of this guarantee and pursuant to the terms of the Indenture, Air Liquide will provide its periodic and current reporting (under applicable French law) in lieu of Airgas’s existing periodic and current reporting obligations.

The Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Eighth Supplemental Indenture dated as of May 23, 2016 between Airgas, Inc., L’Air Liquide S.A. and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.
(Registrant)

Date: May 24, 2016	By:	/s/ Thomas M. Smyth
Thomas M. Smyth Vice President and Controller

EXHIBIT INDEX

4.1	Eighth Supplemental Indenture dated as of May 23, 2016 between Airgas, Inc., L’Air Liquide S.A. and U.S. Bank National Association, as Trustee.